EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Plan Administrator

Cytec Employees’ Savings Plan

We consent to the incorporation by reference in the registration statements (No. 333-151635) on Form S-8 of Cytec Industries Inc. of our report dated June 17, 2009 on the financial statements of Cytec Employees’ Savings Plan, which is included in this annual report (Form 11-K) as of and for the year ended December 31, 2008.

By:	/S/ AMPER, POLITZINER & MATTIA, LLP
AMPER, POLITZINER & MATTIA, LLP

June 17, 2009

Bridgewater, New Jersey